EXHIBIT 99.1

Internationally Renowned Artificial Organs Expert Joins HepaLife™

HepaLife’s patented PICM-19 cell line, bioreactor, and HepaDrive™ perfusion system demonstrate success as an integrated artificial liver device system.

Boston, MA – August 21, 2007 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), developing the first-of-its-kind artificial liver device, is pleased to announce the addition of Aly El-Banayosy, MD, to the Company’s Scientific Advisory Board.

With over 20 years of experience on the forefront of artificial organs and circulatory care, and heading the world’s most active ventricular assist device program (VAD), Dr. Banayosy is a widely-published, internationally renowned expert and lecturer in the treatment of heart and organ failure.

“I’m honored to welcome Dr. Banayosy to the HepaLife team,” stated Mr. Frank Menzler, President and CEO of HepaLife Technologies, Inc.  “Dr. Banayosy brings us extensive patient management experience in artificial organ-related technologies and intensive care medicine. His expertise in treating patients with heart, liver and kidney problems with artificial organs, implantable and extracorporeal, is extremely valuable for the development process of our bioartificial liver.”

“Despite advances in medical therapy and technology, the prognosis of patients with persistent multiple organ failure, often following a cardiogenic shock remains poor. Mortality rates are as high as 80%. Patients with hypoxic liver failure after such cardiogenic shock after cardiac surgery are expected to benefit significantly from artificial liver support,” explained Dr. Banayosy. “The HepaLife bioartificial liver is an exciting and promising approach to a huge clinical need. I am very happy to assist in making this technology available to patients.”

In the United States, liver diseases and cirrhosis rank as the seventh leading cause of death among adults between the ages of 25 and 64, and an estimated 30 million Americans - one in every 10 - are or have been afflicted by liver diseases, according to the American Liver Foundation. 18,000 people are on the waiting list for a liver transplant in the USA, 1,300 have died while waiting.

In response, HepaLife is working to develop the world’s first-of-its-kind bioartificial liver device, an actively rising market expected to achieve record growth, second only to artificial kidney support and more than double the expected $1.31 billion artificial heart market.

Forecast data from a newly issued study on the worldwide market for artificial organs projects the artificial liver device market to exceed $2.7 billion in the upcoming 36 months.

Despite a promising commercial outlook, current artificial liver technologies have not yet lived up to their full potential as a consequence of problems relating to their inability to grow liver cells quickly and safely, and with inconsistent results from filtering devices. Culturing and maintaining their cell systems has proven difficult; once removed from the body, their cells soon lose normal functionality.

In contrast, HepaLife's patented PICM-19 cells can survive at room temperature, retain their desired properties even after years in continuous culture, and unlike other cells, are not tumor-causing, a feature critical to nutrient metabolism research.

In early tests, HepaLife’s patented PICM-19 cell line, bioreactor, and HepaDrive™ perfusion system have demonstrated early success as an integrated system, successfully replicating the liver’s key function – removal of toxic ammonia and synthesis of urea.

Researchers have also demonstrated that HepaLife's PICM-19 cells mimic other key liver responses such as expressing high levels of CYP-450 enzymes. Most impressively, HepaLife's PICM-19 liver cells have outperformed the world's most widely used human liver cell line (HepG2-C3A), and are the only cells of their kind in the world able to produce substantial amounts of urea in an in-vitro system, a highly-important function in the removal of toxic ammonia from the bloodstream.

The HepaLife™ Bioartificial Liver device consists of three basic components: (1) a plasma filter, separating the patients blood into blood plasma and blood cells; (2) the bioreactor, a unit filled with PICM-19 cells which biologically mimic the liver’s function; and (3), the HepaDrive™, a perfusion system for pumping the patient's plasma through the bioreactor while controlling gas supply and temperature for best possible performance of the cells.

Aly El-Banayosy, MD: Physician, Clinical Researcher and Artificial Organs Expert

Aly El-Banayosy, MD, is an internationally renowned authority in artificial organ support. With more then 20 years of clinical expertise of managing patients with cutting-edge circulatory support systems, his research focus is mechanical circulatory support, cell therapy and liver replacement therapy.

Dr. Banayosy is a widely-published clinical researcher and investigator of more than 20 clinical trials in the field of heart, liver and kidney failure. Among his numerous publications and lectures he also published on the first use of the molecular adsorbent recirculating system technique on patients with hypoxic liver failure after cardiogenic shock.

At the Heart and Diabetes Center North Rhine-Westphalia in Bad Oeynhausen, Germany,
Dr. Banayosy currently is the head of the world’s most-active VAD program and Director of the Intensive Care Unit for Thoracic and Cardiovascular Surgery.

The Heart and Diabetes Center North Rhine-Westphalia in Bad Oeynhausen, Germany, is a world-leading institution in the fields of cardiac, circulatory and metabolic diseases. With over 6,000 operations per annum, the center is at the very forefront of its international peers and is the leading university hospital in Europe. Facilities around the world, including new heart centers in Japan and Russia, have been modeled on clinical facilities at Bad Oeynhausen.

Dr. Aly El-Banayosy received his MD from the Ruhr University of Bochum, Germany.
Dr. Banayosy is member of 11 medical societies including the American and the European Society for Artificial Internal Organs and the Society of Critical Care Medicine. He is Program Director of the joint EUMS (European Mechanical Support Summit) with Pitié Salpêtrière, Paris, France.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF - News; FWB: HL1) (WKN: 500625) is a biotechnology company focused on the identification and development of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of-its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) novel cell-culture based vaccine production to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

For additional information, please visit www.hepalife.com.

To receive future press releases via email, please visit:

http://www.hepalife.com/alerts.php

To view the full HTML text of this release, please visit:

http://www.hepalife.com/20070821-1.html.php

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company makes no commitment to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.